Exhibit 5.1

SIDLEY AUSTIN LLP 787 SEVENTH AVENUE NEW YORK, NEW YORK 10019 +1 212 839 5300 +1 212 839 5599 FAX

August 21, 2025

Ardent Health, Inc.

340 Seven Springs Way, Suite 100

Brentwood, Tennessee 37027

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-3 (the “Registration Statement”) being filed by Ardent Health, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration of (A) 120,453,642 shares of the Company’s common stock, $0.01 par value per share (the “Common Stock”), that may be offered and sold from time to time by the selling stockholders named in the Registration Statement, and (B) up to an aggregate offering price of $500 million of (i) shares of Common Stock (the “Shares”), (ii) shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), and/or (iii) debt securities of the Company in one or more series (the “Debt Securities”) that may be offered and sold from time to time by the Company.

The Shares, the Preferred Stock and the Debt Securities are collectively referred to herein as the “Securities.”

Unless otherwise specified in the applicable prospectus supplement: (i) the Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, privileges, rights, qualifications, limitations or restrictions of such series of Preferred Stock will be set forth in one or more certificates of designations (each, a “Certificate of Designations”); and (ii) the Debt Securities will be issued under one or more indentures (each, an “Indenture”) to be entered into between the Company and a trustee (the “Trustee”). Each Indenture (to the extent not already filed as an exhibit to the Registration Statement) and Certificate of Designations, as applicable, will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a document filed under the Securities Exchange Act of 1934, as amended, and incorporated by reference as an exhibit to the Registration Statement.

This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

We have examined the Registration Statement, the exhibits thereto, the certificate of incorporation of the Company, as amended to the date hereof (the “Charter”), the bylaws of the Company, as amended to the date hereof (the “Bylaws”), and the resolutions (the “Resolutions”) adopted by the board of directors of the Company (the “Board”) relating to the Registration Statement. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements of the Company and others, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Company.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Ardent Health, Inc.

August 21, 2025

1. With respect to an offering of the Shares covered by the Registration Statement, such Shares will be validly issued, fully paid and nonassessable when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such Shares shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions authorizing the issuance and sale of such Shares; and (iv) certificates representing such Shares shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any such Shares are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such Shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

2. The issuance and sale of each series of Preferred Stock covered by the Registration Statement will be duly authorized, and each share of such series of Preferred Stock will be validly issued, fully paid and nonassessable, when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act; (ii) a prospectus supplement with respect to the sale of such series of Preferred Stock shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Board or a duly authorized committee thereof shall have duly adopted final resolutions in conformity with the Charter, the Bylaws and the Resolutions establishing the designations, preferences, rights, qualifications, limitations or restrictions of such series of Preferred Stock and authorizing the issuance and sale of such series of Preferred Stock; (iv) the Company shall have filed with the Secretary of State of the State of Delaware a Certificate of Designations with respect to such series of Preferred Stock in accordance with the General Corporation Law of the State of Delaware (the “DGCL”) and in conformity with the Charter and such final resolutions; and (v) certificates representing such series of Preferred Stock shall have been duly executed, countersigned and registered and duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof or, if any shares of such series of Preferred Stock are to be issued in uncertificated form, the Company’s books shall reflect the issuance of such shares in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof upon payment of the agreed consideration therefor in an amount not less than the aggregate par value thereof.

3. The Debt Securities of each series covered by the Registration Statement will constitute valid and binding obligations of the Company when: (i) the Registration Statement, as finally amended (including any necessary post-effective amendments), shall have become effective under the Securities Act and the Indenture under which such series of Debt Securities is being issued (including any necessary supplemental indenture) shall have been qualified under the Trust Indenture Act of 1939, as amended; (ii) a prospectus supplement with respect to such series of Debt Securities shall have been filed with the SEC in compliance with the Securities Act and the rules and regulations thereunder; (iii) an Indenture, substantially in the form filed as an exhibit to the Registration Statement, shall have been duly authorized, executed and delivered by the Company and the Trustee; (iv) all necessary corporate action shall have been taken by the Company to authorize the form, terms, execution, delivery, performance, issuance and sale of such series of Debt Securities as contemplated by the Registration Statement, the prospectus supplement relating to such series of Debt Securities and such Indenture and to authorize the execution, delivery and performance of a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities as contemplated by the Indenture; (v) a supplemental indenture or officers’ certificate establishing the form and terms of such series of Debt Securities shall have been duly executed and delivered by the Company and the Trustee (in the case of such a supplemental indenture) or by duly authorized officers of the

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Ardent Health, Inc.

August 21, 2025

Company (in the case of such an officers’ certificate), in each case in accordance with the provisions of the Charter, the Bylaws, final resolutions of the Board or a duly authorized committee thereof, and the Indenture; and (vi) the certificates evidencing the Debt Securities of such series shall have been duly executed and delivered by the Company, authenticated by the Trustee and issued, all in accordance with the Charter, the Bylaws, the Resolutions, final resolutions of the Board or a duly authorized committee thereof, the Indenture and the supplemental indenture or officers’ certificate, as the case may be, establishing the form and terms of the Debt Securities of such series, and shall have been duly delivered in accordance with the applicable definitive purchase, underwriting or similar agreement to the purchasers thereof against payment of the agreed consideration therefor.

Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief. Our opinions are also subject to (i) provisions of law which may require that a judgment for money damages rendered by a court in the United States of America be expressed only in United States dollars, (ii) requirements that a claim with respect to any Debt Securities or other obligations that are denominated or payable other than in United States dollars (or a judgment denominated or payable other than in United States dollars in respect of such claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law and (iii) governmental authority to limit, delay or prohibit the making of payments outside of the United States of America or in a foreign currency.

For the purposes of this opinion letter, we have assumed that, at the time of the issuance, sale and delivery of any of the Securities:

(i)	the applicable Securities being offered will be issued and sold as contemplated in the Registration Statement and the prospectus supplement relating thereto;

(ii)

the execution, delivery and performance by the Company of the Indenture, and the issuance, sale and delivery of the applicable Securities will not (A) contravene or violate the Charter, the Bylaws, the Resolutions or any other applicable final resolutions adopted by the Board or any duly authorized committee thereof, (B) violate any law, rule or regulation applicable to the Company, (C) result in a default under or breach of any agreement or instrument binding upon the Company or any order, judgment or decree of any court or governmental authority applicable to the Company, or (D) require any authorization, approval or other action by, or notice to or filing with, any court or governmental authority (other than such authorizations, approvals, actions, notices or filings which shall have been obtained or made, as the case may be, and which shall be in full force and effect);

(iii)

with respect to any issuance of Shares and shares of Preferred Stock in uncertificated form, the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL;

(iv)

the authorization thereof by the Company will not have been modified or rescinded, and there will not have occurred any change in law affecting the validity, legally binding character or enforceability thereof; and

(v)	the Charter, the Bylaws and the Resolutions, each as currently in effect, will not have been modified or amended and will be in full force and effect.

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.

Ardent Health, Inc.

August 21, 2025

We have further assumed that any Indenture, supplemental indenture to the Indenture and Debt Securities will be governed by the laws of the State of New York.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument; (ii) such Instrument has been duly authorized, executed and delivered by each party thereto; and (iii) such Instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that we make no assumption in clause (iii) insofar as such assumption relates to the Company and is expressly covered by our opinions set forth herein.

This opinion letter is limited to the DGCL and the laws of the State of New York (excluding the securities laws of the State of New York). We express no opinion as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America or any state securities or blue sky laws.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our Firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Sidley Austin (NY) LLP is a Delaware limited liability partnership doing business as Sidley Austin LLP and practicing in affiliation with other Sidley Austin partnerships.